As filed with the Securities and Exchange Commission on February 5, 2013

Registration No. 333-184392

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

Amendment No. 3 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
_________________________________

OWENS REALTY MORTGAGE, INC.

(Exact name of registrant as specified in its charter)
_________________________________

Maryland (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	46-0778087 (I.R.S. Employer Identification Number)
_________________________________

2221 Olympic Boulevard

Walnut Creek, California 94595

(925) 935-3840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________________

William C. Owens
President
Owens Financial Group, Inc.
2221 Olympic Blvd., P.O. Box 2400
Walnut Creek, California 94595
(925) 935-3840

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________

Copies to:

James J. Hanks, Jr., Esq.
Eric R. Smith, Esq.
Venable LLP
750 E. Pratt Street, Suite 900
Baltimore, MD 21202
(410) 244-7400
_________________________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the merger described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box 
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                                                            Accelerated filer ☐

Non-accelerated filer    ☐ (Do not check if a smaller reporting company)                                                                                                                     Smaller reporting company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                   
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)        

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-184392) (the “Registration Statement”) is solely to file exhibits to the Registration Statement, as set forth below in Item 21(a) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.                                Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation also may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of Owens Realty Mortgage, Inc. and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of Owens Realty Mortgage, Inc. or a predecessor of Owens Realty Mortgage, Inc.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Item 21.                                Exhibits.

(a)	Exhibits. The exhibits are as set forth in the Exhibit Index, which follows the signature pages to this Registration Statement.

(b)	Financial Statement Schedules. The financial statements schedules are as set forth in the Index to the Financial Statements, which precedes Part II of this Registration Statement.

Item 22.                                Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes as follows:

(1)
that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)
that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on February 5, 2013.

                                                                                                    OWENS REALTY MORTGAGE, INC.

By: /s/    William C. Owens
Name: William C.  Owens
Title: Chief Executive Officer, President and Director

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title	Date
/s/ William C. Owens	Chief Executive Officer, President and Director (Principal Executive Officer)	February 5, 2013
Name: William C. Owens
*	Treasurer, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 5, 2013
Name: Bryan H. Draper

*By: /s/ William c. Owens
Name: William C. Owens
Attorney-in-Fact for the above officer marked by an asterisk

EXHIBIT INDEX

Exhibit Number	Document

++	2.1
Agreement and Plan of Merger, dated January 23, 2013, by and between Owens Realty Mortgage, Inc. and Owens Mortgage Investment Fund (included as Annex A to this proxy statement/prospectus that is part of this Registration Statement)

++	3.1	Charter of Owens Realty Mortgage, Inc. (included as Annex B to this proxy statement/prospectus that is part of this Registration Statement)

++	3.2	Bylaws of Owens Realty Mortgage, Inc. (included as Annex C to this proxy statement/prospectus that is part of this Registration Statement)

++	4.1	Form of Common Stock Certificate

*	5.1	Opinion of Venable LLP as to the legality of the securities being registered

*	8.1	Opinion of Venable LLP as to certain tax matters

++	10.1	Form of Management Agreement between Owens Financial Group, Inc. and Owens Realty Mortgage, Inc. (included as Annex D to this proxy statement/prospectus that is part of this Registration Statement)

****	10.2	Purchase Agreement and Deposit Receipt, dated September 20, 2012, by and between MI-1900 Treasures Investor LLC and TOTB Miami, LLC

****	10.3	First Amendment to Purchase Agreement and Deposit Receipt, dated November 1, 2012, by and between MI-1900 Treasures Investor LLC and TOTB Miami, LLC

**	21.1	List of subsidiaries of the Registrant

*	23.1	Consent of Venable LLP (included in Exhibit 5.1)

*	23.2	Consent of Venable LLP (included in Exhibit 8.1)

++ ++	23.3 23.4	Consent of Crowe Horwath LLP Consent of Perry Smith LLP
***	24.1	Power of Attorney

++	99.1	Form of Proxy Card of Owens Mortgage Investment Fund

+	99.2	Report of ValuCorp International, Inc.

+	99.3	Consent of ValuCorp International, Inc.

++	99.4	Consent of M. Lyman Bates, Jr.

++	99.5	Consent of James Matthew Kessler

++	99.6	Consent of Bryan H. Draper

++	99.7	Consent of Dennis George Schmal

*	Filed herewith.
**	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (File No. 333-184392) filed with the Commission on October 11, 2012.
***	Previously included on the signature page to the Registrant’s Registration Statement on Form S-4 (File No. 333-184392) filed with the Commission on October 11, 2012.
****	Incorporated by reference to Owens Mortgage Investment Fund, a California Limited Partnership’s Quarterly Report on Form 10-Q (File No. 000-17248) for the quarter ended September 30, 2012.
+	Previously filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-184392) filed with the Commission on December 18, 2012.
++	Previously filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-184392) filed with the Commission on January 25, 2013.